EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ames National Corporation
Ames, Iowa

We consent to the incorporation by reference in Registration Statement No. 333-146844 on Form S-8 of Ames National Corporation of our reports, dated March 10, 2010 relating to our audits of the consolidated financial statements, and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Ames National Corporation for the years ended December 31, 2009, 2008 and 2007.

/s/ Clifton Gunderson LLP

West Des Moines, Iowa
March 10, 2010